UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2024

Energy Services of America Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32998	20-4606266
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 West 3rd Ave., Huntington, West Virginia	25701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(304) 522-3868

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001	ESOA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a material definitive agreement.

On October 30, 2024, Energy Services of America Corporation’s (the “Company”) newly formed wholly owned subsidiary, Tribute Acquisition Company (“Tribute Acquisition”), an Ohio corporation, entered into an Asset Purchase Agreement (the “Agreement”) with Tribute Contracting & Consultants, LLC (“Tribute”), an Ohio corporation located in South Point, Ohio.

Pursuant to the Agreement, Tribute Acquisition will acquire substantially all the assets of Tribute for $22.0 million in cash, less any assumed debt and working capital adjustments, and $2.0 million of the Company’s common stock. The transaction will be subject to customary closing conditions and has been approved by Tribute’s co-owners, Tom Enyart and Todd Harrah (“Sellers”). The Company and Tribute each made customary representations, warranties, and covenants in the Agreement. Each party also agreed to indemnify each other (subject to customary limitations) with respect to the transaction. The Company expects the transaction will close on or about December 2, 2024 (the “Closing Date”).

Mr. Enyart will continue his employment with the Company’s new subsidiary. As part of the Agreement, Mr. Enyart agreed to a thirty-six (36) month Executive Officer Employment Agreement and a sixty month (60) Non-Competition Agreement.

Mr. Harrah will continue his employment with the Company’s new subsidiary. As part of the Agreement, Mr. Harrah agreed to a sixty (60) month Executive Officer Employment Agreement and a sixty month (60) Non-Competition Agreement.

The Sellers will receive $2.0 million of the Company’s Common Stock with 50% to be issued to Mr. Enyart and 50% to be issued to Mr. Harrah pursuant to certain exemptions under The Securities Act of 1933. The market value of the stock consideration shall be determined by averaging the daily closing prices of the Company’s common stock as reported on the Nasdaq Capital Market during the ten (10) consecutive days on which shares are traded immediately prior to two business days immediately prior to the Closing Date.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit  2.1 Asset Purchase Agreement dated October 30, 2024*

104 Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

*The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERGY SERVICES OF AMERICA CORPORATION

DATE: November 4, 2024	By:	/s/ Charles Crimmel
Charles Crimmel
Chief Financial Officer